Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Six Months Ended
                                                              June 30,
                                                         1996          1995
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities ..........................  $  551        $  556
  Fixed charges deducted from income
    Interest expense .................................     311           339
    Implicit interest in rents .......................       9             9
      Total fixed charges deducted from income .......     320           348
        Earnings available for fixed charges..........  $  871        $  904
  Fixed charges per above ............................  $  320        $  348
  Capitalized interest ...............................       6             9
      Total fixed charges ............................     326           357
      Dividends on preferred stock and securities ....      32             3
        Combined fixed charges and preferred
          stock dividends ............................  $  358        $  360
          Ratio of earnings to fixed charges .........    2.67          2.53
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............    2.43          2.51

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities ........................  $  551        $  556
    Corporate fixed charges deducted from income -
      corporate interest expense .....................      69            89
      Earnings available for fixed charges ...........  $  620        $  645
    Total corporate fixed charges per above ..........  $   69        $   89
    Capitalized interest related to real estate
      operations .....................................       5             9
      Total corporate fixed charges ..................      74            98
      Dividends on preferred stock and securities ....      32             3
        Combined corporate fixed charges and
          preferred stock dividends ..................  $  106        $  101
          Ratio of earnings to corporate fixed charges    8.32          6.61
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................    5.84          6.40

American General Finance, Inc.:
  Income before income tax expense ...................  $   92        $  195
  Fixed charges deducted from income
    Interest expense .................................     247           255
    Implicit interest in rents .......................       6             6
      Total fixed charges deducted from income .......     253           261
        Earnings available for fixed charges .........  $  345        $  456
          Ratio of earnings to fixed charges .........    1.36          1.75

                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
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                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                           Quarter Ended
                                                              June 30,
                                                         1996          1995
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities ..........................  $  275        $  284
  Fixed charges deducted from income
    Interest expense .................................     153           174
    Implicit interest in rents .......................       5             5
      Total fixed charges deducted from income .......     158           179
        Earnings available for fixed charges..........  $  433        $  463
  Fixed charges per above ............................  $  158        $  179
  Capitalized interest ...............................       3             4
      Total fixed charges ............................     161           183
      Dividends on preferred stock and securities ....      17             3
        Combined fixed charges and preferred
          stock dividends ............................  $  178        $  186
          Ratio of earnings to fixed charges .........    2.68          2.53
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............    2.43          2.48

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities ........................  $  275        $  284
    Corporate fixed charges deducted from income -
      corporate interest expense .....................      35            47
      Earnings available for fixed charges ...........  $  310        $  331
    Total corporate fixed charges per above ..........  $   35        $   47
    Capitalized interest related to real estate
      operations .....................................       2             4
      Total corporate fixed charges ..................      37            51
      Dividends on preferred stock and securities ....      17             3
        Combined corporate fixed charges and
          preferred stock dividends ..................  $   54        $   54
          Ratio of earnings to corporate fixed charges    8.24          6.51
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................    5.68          6.13

American General Finance, Inc.:
  Income before income tax expense ...................  $   48        $   99
  Fixed charges deducted from income
    Interest expense .................................     121           130
    Implicit interest in rents .......................       3             3
      Total fixed charges deducted from income .......     124           133
        Earnings available for fixed charges .........  $  172        $  232
          Ratio of earnings to fixed charges .........    1.38          1.75
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